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                                                                    Exhibit 10.1

                           INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of this ______ day of ___________, 1995, by and between Harken Energy Corporation, a Delaware corporation ("Harken"), Search Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Harken (the "Company"), and ______________________, a __________ resident ("Indemnitee").

                                   RECITALS:

         A. The Company was the surviving corporation of a merger with Search Exploration Inc., a Delaware corporation ("Search"), pursuant to that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement") by and between Harken, the Company and Search (the "Merger").

         B. McCullouch Energy, Inc., a Texas corporation ("McCullouch") was a wholly owned subsidiary of Search prior to the Merger and as a result of the Merger is now a wholly owned subsidiary of the Company.

         C. Indemnitee has in the past served at the direction of one or more Search and/or McCullouch (collectively, and together with the Company and any other resulting or constituent "corporation" within the meaning of Section 145(h) of the Delaware General Corporation Law, the "Constituent Entities"), as an officer, director or otherwise.

         D. The Certificate of Incorporation of the Company requires the Company to indemnify the officers, directors and other key employees of all Constituent Entities to the fullest extent permitted by law and the Company desires to maintain and clarify its obligation to protect the officers, directors and other key employees of the Constituent Entities.

                                  AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing premises, the covenants contained in this Agreement, ten dollars paid in hand and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Harken and Indemnitee hereby covenant and agree as follows:
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         1.      Certain Definitions.

                 (a) Claim: any threatened, pending, or completed action, suit or proceeding (including, without limitation, securities laws actions, suits, and proceedings), or any inquiry or investigation (including discovery), whether conducted by the Company or any other Person, that Indemnitee in good faith believes might lead to the institution of any action, suit or proceeding, whether civil, criminal, administrative, investigative, or other.

                 (b) Expenses: all costs, expenses (including attorneys' and expert witnesses' fees), and obligations paid or incurred in connection with investigation, defending (including affirmative defenses and counterclaims), or participating in (including on appeal), or preparing to defend, or participate in, any Claim relating to any Indemnifiable Event.

                 (c) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of a Constituent Entity, or is or was serving at the request of a Constituent Entity as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or by reason of any thing done or not done by Indemnitee in any such capacity. For purposes of this Agreement, the Company agrees that Indemnitee's service (including, without limitation, such services rendered in connection with the Merger and the transaction contemplated thereby) on behalf of or with respect to any Constituent Entity shall be deemed to be at the request of the Company.

                 (d) person: any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a limited liability company, a partnership, a trust, or other entity.

                 (e) Special Counsel: special, independent counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or for Indemnitee within the last three years (other than as Special Counsel under this Agreement or similar agreements).

         2.      Basic Indemnification and Expense Reimbursement Arrangement.

                 (a) In the event Indemnitee was, is, or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than 60 days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) of or with respect to that Claim. Notwithstanding the foregoing, the obligations of the Company under this Section 2(a) shall be subject to the condition that Special Counsel shall not have determined, in a written opinion to the Company and Indemnitee, that Indemnitee would not be





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permitted to be indemnified under this Agreement as construed by applicable law. Nothing contained in this Agreement shall require any determination under this Section 2(a) to be made by Special Counsel prior to the disposition or conclusion of the Claim against the Indemnitee; provided, however, that Expense Advances shall continue to be made by the Company pursuant to and to the extent required by the provisions of Section 2(b).

                 (b) If so requested by Indemnitee, the Company shall pay any and all Expenses incurred by Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses incurred by Indemnitee and previously paid by Indemnitee) within two business days after such request (an "Expense Advance"). The Company shall be obligated to make or pay an Expense Advance in advance of the final disposition or conclusion of any Claim. In connection with any request for an Expense Advance, if requested by the Company, Indemnitee or Indemnitee's counsel shall submit an affidavit stating that the Expenses incurred were reasonable. Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Company, and the Company agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Claim against the Indemnitee. If, when, and to the extent that Special Counsel determines that Indemnitee would not be permitted to be indemnified with respect to a Claim under applicable law, the Company shall be entitled to be reimbursed by Indemnitee and Indemnitee hereby agrees to reimburse the Company without interest (which agreement shall be an unsecured obligation of Indemnitee) for all related Expense Advances theretofore made or paid by the Company. Any determination by Special Counsel hereunder shall be conclusive and binding on the Company and Indemnitee.

                 (c) The Company agrees that, until it shall receive written opinion of Special Counsel so directing, it shall not deny any indemnification payments (and Expense Advances shall continue to be paid by the Company pursuant to Section 2(b)) that Indemnitee requests or demands under this Agreement or any other agreement or law now or hereafter in effect relating to Claims for Indemnifiable Events. The Company further agrees not to request or seek reimbursement from Indemnitee of any related Expense Advances unless, with respect to a denied indemnification payment, Special Counsel has rendered its written opinion to the Company and Indemnitee that the Company would not be permitted under applicable law to pay Indemnitee such indemnification payment. The Company agrees to pay the reasonable fees of Special Counsel referred to in this Section 2 and to indemnify fully Special Counsel against any and all expenses (including attorneys' fees), claim, liabilities, and damages arising out of or relating to this Agreement or Special Counsel's engagement pursuant hereto.

         3. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all costs and expenses (including reasonable attorneys' and expert witnesses' fees) and, if requested by Indemnitee, shall (within 60 days of that request) advance those costs and expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or provision of the Company's Certificate of Incorporation or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events or (ii) recovery under any directors' and officers' liability insurance policies





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maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, advance expense payment, or insurance recovery, as the case may be.

         4. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

         5. Burden of Proof. In connection with any determination by Special Counsel or otherwise as to whether Indemnitee is entitled to be indemnified under any provision of this Agreement, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

         6. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         7. Non-exclusivity. The rights of indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's By-laws or Certificate of Incorporation or the Delaware General Corporation Law or otherwise.

         8. Liability Insurance. Except as otherwise agreed to by the Company and Indemnitee in a written agreement, to the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by that policy or those policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

         9. Guaranty. Harken hereby unconditionally guarantees the prompt payment of all obligations of the Company arising hereunder; provided that Harken's guaranty obligations hereunder shall terminate at such time as the Company has advanced or paid pursuant to the indemnity provided herein (together with the aggregate amount advanced or paid by the Company pursuant to the indemnity provided for in the other Indemnification Agreements entered into in connection with the Merger) an amount equal to the value of the shares of Harken common stock, $.01 par value, issued at the Effective Time in exchange for the Search Common Stock (as defined in the Merger Agreement) and will not include, without limitation, any value attributable to the Contingent Shares (as defined in the Merger Agreement).





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         10.     Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of a Constituent Entity or any affiliate of a Constituent Entity against Indemnitee or Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of three years from the date of accrual of that cause of action, and any claim or cause of action of a Constituent Entity or their affiliates shall be extinguished and deemed released unless asserted by the timely filing of a legal action within that three-year period; provided, however, that, if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

         11. Indemnification Term. Harken's indemnification guaranty hereunder shall continue in full force and effect from the date hereof until the latter of (i) October ____, 1999, or (ii) the date on which any and all Claims existing as of October ___, 1999 against Indemnitee for which Indemnitee has given Harken notice (whether by virtue of the Merger or otherwise) have been finally resolved and all obligations of the Company hereunder to Indemnitee with respect to such Claims have been satisfied.

         12. Amendments. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall that waiver constitute a continuing waiver. During the term of this Agreement, the Company agrees to keep in effect a provision in its Certificate of Incorporation providing for the exculpation of liability for, and the indemnification of, Indemnitee to the fullest extent permitted under applicable law, which provision shall not be amended or repealed except as required by applicable law or except to make changes permitted by law that would enlarge Indemnitee's right of indemnification.

         13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of that payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure those rights, including the execution of the documents necessary to enable the Company effectively to bring suit to enforce those fights.

         14. No Duplication Of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company's Certificate of Incorporation or By-laws, or otherwise) of the amounts otherwise indemnifiable hereunder.

         15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or another enterprise at the Company's request.





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         16.     Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the terms hereof, that provision shall be fully severable; this Agreement shall be construed and enforced as if that illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of this illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws.

         18. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. Notices. Whenever this Agreement requires or permits notice to be given by one party to the other, such notice must be in writing to be effective and shall be deemed delivered and received by the party to whom it is sent upon actual receipt (by any means) of such notice. Receipt of a notice by any officer of the Company shall be deemed receipt of such notice by the Company.

         20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.





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         EXECUTED as of the date first written above.


                                               SEARCH ACQUISITION CORP.

                                               By:___________________________
                                                   Name:
                                                   Title:

                                               HARKEN ENERGY CORPORATION

                                               By:___________________________
                                                   Name:
                                                   Title:
                                               ______________________________

                                               __________________, Indemnitee





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